                             SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the __ day of August,  2004, by and between  AssetMark
Investment  Services,  Inc.,  a  California  corporation  (the  "Advisor"),  and
Adelante Capital Management LLC, a _______ (the "Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers  Act") and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant to an Investment  Advisory  Agreement dated May 11, 2001(the  "Advisory
Agreement")  with AssetMark  Funds (the  "Trust"),  a Delaware  statutory  trust registered  with the U.S.  Securities and Exchange  Commission (the "SEC") as an
open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"),  currently consisting of several separate series of shares,  each having its own  investment  objectives  and  policies and which is authorized to create more series; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS, the Advisor and Sub-Advisor  (formerly named Lend Lease Rosen Real
Estate  Securities  LLC) were parties to a  Sub-Advisory  Agreement  dated as of
August 27, 2002 (the "Original Agreement") relating to the AssetMark Real Estate
Securities Fund (the "Fund"); and

     WHEREAS,  the  Sub-Advisor  underwent a partial  change in ownership  and a change  from its  previous  name to Adelante  Capital  Management  LLC,  and the ownership  change  involved the  assignment  and  resulting  termination  of the
Original Agreement as required under the 1940 Act; and

     WHEREAS,  the Board of Trustees of the Trust has approved this  replacement
Sub-Advisory  Agreement in contemplation of the ownership change and the related assignment and resulting termination of the Original Agreement; and

     WHEREAS,  the  Advisor  desires to retain  Sub-Advisor  to assist it in the provision of a continuous  investment program for that portion of one or more of the Trust's  series' (each a "Fund") assets which the Advisor will assign to the
Sub-Advisor  as  described  on Schedule B to this  Agreement  (the  "Sub-Advisor
Assets"),  and the Sub-Advisor is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1.  Appointment as Sub-Advisor.  The Advisor hereby retains the Sub-Advisor to act as investment adviser for, and to manage the Sub-Advisor Assets,  subject to the  supervision  of the  Advisor  and the Board of Trustees of the Trust and
subject to the terms of this Agreement;  and the Sub-Advisor hereby accepts such employment.  In such capacity,  the  Sub-Advisor  shall be  responsible  for the investment  management of the  Sub-Advisor  Assets.  The  Sub-Advisor  agrees to exercise the same skill and care in performing its services under this Agreement as the  Sub-Advisor  exercises in  performing  similar  services with respect to
other   fiduciary   accounts   for  which   the   Sub-Advisor   has   investment
responsibilities.

     2. Duties of Sub-Advisor.

          (a) Investments. The Sub-Advisor is hereby authorized and directed and hereby agrees,  subject to the stated investment  policies and restrictions of each  Fund as set  forth in such  Fund's  prospectus  and  statement  of additional  information  as  currently  in effect  and as  supplemented  or amended  from time to time and  provided to the  Sub-Advisor  (collectively referred  to as the  "Prospectus")  and  subject to the  directions  of the
     Advisor and the Trust's Board of Trustees,  as set forth more  particularly in Schedule A hereto,  as may be amended  from time to time,  to  purchase, hold and sell  investments for the  Sub-Advisor  Assets and to monitor on a continuous  basis the performance of the Sub-Advisor  Assets.  In providing these  services,  the  Sub-Advisor  will  conduct a  continual  program  of investment,  evaluation and, if appropriate,  sale and  reinvestment of the
     Sub-Advisor  Assets.  The Advisor  agrees to provide the  Sub-Advisor  with current  Prospectus  and  other  information  reasonably  requested  by the
     Sub-Advisor  concerning a Fund, its assets available or to become available for  investment,  and  generally  as to the  conditions  of a Fund's or the
     Trust's affairs.

          (b) Compliance with Applicable  Laws and Governing  Documents.  In the performance  of its  duties  and  obligations  under  this  Agreement,  the
     Sub-Advisor  shall with respect to  Sub-Advisor  Assets,  act in conformity with the  Trust's  Declaration  of Trust and  By-Laws  as  provided  to the
     Sub-Advisor,  the  Prospectus(es) as provided to the Sub-Advisor,  and with the instructions and directions received in writing from the Advisor or the
     Trustees of the Trust and will conform to and comply with the  requirements of the 1940 Act,  the  Investment  Advisers  Act of 1940,  as amended  (the
     "Advisers  Act"),  the  Internal  Revenue  Code of 1986,  as  amended  (the
     "Code"),  and all other applicable  federal and state laws and regulations.
     The Advisor will provide the Sub-Advisor  with a copy of the minutes of the meetings  of the  Board of  Trustees  of the Trust to the  extent  they may affect a Fund or the duties of the Sub-Advisor,  and with the copies of any financial statements or reports made by a Fund to its shareholders, and any further  materials or  information  which the  Sub-Advisor  may  reasonably request to enable it to perform its functions under this Agreement.

          The Advisor  will  provide the  Sub-Advisor  with  reasonable  advance notice  of any  change  in a Fund's  investment  objectives,  policies  and restrictions as stated in the Prospectus, and the Sub-Advisor shall, in the performance of its duties and obligations under this Agreement,  manage the
     Sub-Advisor  Assets consistent with such changes,  provided the Sub-Advisor has  received  prior notice of the  effectiveness  of such changes from the
     Trust or the Advisor. In addition to such notice, the Advisor shall provide to the Sub-Advisor a copy of a modified Prospectus reflecting such changes.
     The  Sub-Advisor  will  provide,  to  the  Fund  or  to  the  Advisor  such information  as may be necessary for the Trust,  the Fund or the Advisor to comply with all disclosure  requirements  under all applicable  federal and state laws and  regulations  specifically  for inclusion in the Prospectus.
     The Sub-Advisor  hereby agrees to provide to the Advisor in a timely manner such  information  relating to the Sub-Advisor and its relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-1A.

          (c) Voting of Proxies.  The Sub-Advisor  shall have the power to vote, either  in  person or by proxy,  all  securities  in which the  Sub-Advisor
     Assets may be invested from time to time, and shall not be required to seek instructions  from the Advisor,  the Trust or a Fund. At the request of the
     Fund, the Sub-Advisor shall provide the Fund with its recommendations as to the voting of such  proxies.  If both the  Sub-Advisor  and another  entity managing  assets  of a  Fund  have  invested  in  the  same  security,  the
     Sub-Advisor  and such other entity will each have the power to vote its pro rata share of the security.

          (d) In the performance of its duties hereunder, the Sub-Advisor is and shall be an  independent  contractor  and except as expressly  provided for herein  or  otherwise  expressly  provided  or  authorized  shall  have  no authority  to act for or  represent  the  Fund or the  Trust  in any way or otherwise  be  deemed  to be an  agent  of the  Fund,  the  Trust or of the
     Advisor.  If any occasion should arise in which the  Sub-Advisor  gives any advice to its clients  concerning the shares of the Fund,  the  Sub-Advisor will act solely as  investment  counsel for such clients and not in any way on behalf of the Trust of the Fund. The  Sub-Advisor  agrees to provide the
     Advisor  and the Trust with  copies of any such  agreements  intended to be executed  on behalf of the  Advisor  or the Trust,  prior to the  execution thereof.

          (e)  Brokerage.  The  Sub-Advisor  will place  orders  pursuant to the
     Sub-Advisor's investment determinations for a Fund either directly with the issuer or with any broker or dealer.  The Sub-Advisor shall arrange for the placing of all orders for the  purchase  and sale of  securities  and other investments  for each Fund's account and will exercise full  discretion and act for the Trust in the same  manner and with the same force and effect as the Trust might or could do with respect to such purchases,  sales or other transactions,  as well as with  respect to all other  things  necessary  or incidental  to the  furtherance  or  conduct  of such  purchases,  sales or transactions.  In executing portfolio transactions and selecting brokers or dealers,  the Sub-Advisor  will use its best efforts to seek on behalf of a
     Fund the best overall  execution  available.  In assessing the best overall terms available for any  transaction,  the  Sub-Advisor  shall consider all factors that it deems relevant,  including the breadth of the market in the security,  the price of the security, the financial condition and execution capability  of  the  broker  or  dealer,  and  the  reasonableness  of  the commission,  if any, both for the specific  transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular  transaction the Sub-Advisor may also consider the brokerage and research services (as those terms are defined in
     Section 28(e) of the Securities  Exchange Act of 1934, as amended) provided to a Fund and/or other  accounts  over which the  Sub-Advisor  may exercise investment  discretion.  The  Sub-Advisor  is  authorized,  subject to such procedures as may be approved by the Trust's Board of Trustees, to pay to a broker or dealer  who  provides  such  brokerage  and  research  services a commission for executing a portfolio  transaction for any of the Funds that is in excess of the amount of  commission  another  broker or dealer  would
     have  charged  for  effecting  that   transaction  if,  but  only  if,  the
     Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the  brokerage and research  services  provided by such broker or dealer , viewed in terms of that  particular  transaction or in terms  of the  overall  responsibilities  of the  Sub-Advisor  to a Fund and/or other accounts over which the  Sub-Advisor  may exercise  investment discretion. In addition, the Sub-Advisor is authorized to allocate purchase and sale orders for portfolio  securities to brokers or dealers  (including brokers and dealers that are affiliated with the Advisor,  the Sub-Advisor, or the  Trust's  principal  underwriter)  to take into  account the sale of shares of the Trust if the  Sub-Advisor  believes  that the  quality of the transaction  and the  commission  are comparable to what they would be with other qualified firms.

          (f) Securities Transactions.  In no instance, however, will any Fund's securities be purchased from or sold to the Advisor,  the Sub-Advisor,  the
     Trust's  principal  underwriter,  or any  affiliated  person of either  the
     Trust, the Advisor,  the Sub-Advisor or the Trust's principal  underwriter, acting as principal in the  transaction,  except to the extent permitted by the SEC and the 1940 Act.

          The   Sub-Advisor,   including  its  Access  Persons  (as  defined  in
     subsection  (e) of Rule 17j-1  under the 1940 Act),  agrees to observe  and comply with Rule 17j-1 and its Code of Ethics  (which  shall  comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual  basis,  the  Sub-Advisor  will comply with the reporting  requirements  of  Rule  17j-1,  which  may  include  either  (i)
     certifying to the Advisor that the  Sub-Advisor and its Access Persons have complied  with  the  Sub-Advisor's  Code  of  Ethics  with  respect  to the
     Sub-Advisor  Assets, or (ii) identifying any violations which have occurred with respect to the  Sub-Advisor  Assets and (iii)  certifying  that it has adopted  procedures  reasonably  necessary to prevent  Access  Persons from violating  the  Sub-Advisor's  Code of Ethics.  The  Sub-Advisor  will also submit its Code of Ethics for its initial approval by the Board of Trustees and subsequently within six months of any material change of thereto.

          The Sub-Advisor may buy securities for the Fund at the same time it is selling such  securities for another client account and may sell securities for the Fund at the time it is buying such  securities  for another  client account subject always to the  Sub-Advisors  obligation as the fiduciary to the Trust.  In such  cases,  subject  to  applicable  legal and  regulatory requirements  and in compliance with such procedures of the Trust as may be in  effect  from  time  to  time,  the  Sub-Advisor  may  effectuate  cross transactions between the Fund and such other account if it deems this to be advantageous.  The Sub-Advisor  also may cause the Fund to enter into other types of  investment  transactions  (e.g.,  a long position on a particular securities  index) at the same time it is causing other client  accounts to take opposite economic positions (e.g., a short position on the same index)
     subject always to the Sub-Advisors obligation as the fiduciary to the Trust

          On  occasions  when the  Sub-Advisor  deems the  purchase or sale of a security to be in the best  interest of the Fund as well as other  clients,
     the   Sub-Advisor,   to  the  extent   permitted  by  applicable  laws  and
     regulations,  and in compliance with such procedures of the Trust as may be in effect from time to time,  may  aggregate  the  securities to be sold or purchased  in order  to  obtain  the best  execution  and  lower  brokerage commissions,  if any.  In  such  event,  allocation  of the  securities  so purchased  or sold,  as well as the expenses  incurred in the  transaction, will be made by the  Sub-Advisor  in the manner it considers to be the most equitable and consistent with its fiduciary  obligations to the Fund and to such clients.

          The Sub-Advisor will advise the Fund's custodian or such depository or agents as may be designated  by the  custodian and the Advisor  promptly of each purchase and sale of a portfolio security,  specifying the name of the issuer,  the  description  and  amount or number of shares of the  security purchased,  the market price,  the commission  and gross or net price,  the trade date and settlement date and the identity of the effecting  broker or dealer.  The  Sub-Advisor  shall not have possession or custody of the Fund investments.  The Trust shall be responsible  for all custodial  agreements and the payment of all custodial charges and fees and, upon the Sub-Advisor giving proper instructions to the custodian,  the Sub-Advisor shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

          (g)  Books  and  Records.  The  Sub-Advisor  shall  maintain  separate detailed  records of all  matters  pertaining  to the  Sub-Advisor  Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.  Any such records  required to be maintained  and preserved  pursuant  to  the  provisions  of  Rule  31a-1  and  Rule  31a-2 promulgated  under the 1940 Act which are  prepared  or  maintained  by the
     Sub-Advisor  on behalf of the Trust are the  property of the Trust and will be surrendered  promptly to the Trust on request.  The Sub-Advisor  further agrees to preserve for the periods  prescribed in Rule 31a-2 under the 1940
     Act the records  required to be maintained  under Rule 31a-1 under the 1940
     Act with respect to the Sub-Advisor Assets.

          (h) Information  Concerning  Sub-Advisor  Assets and the  Sub-Advisor.
     From time to time as the Advisor,  and any  consultants  designated  by the
     Advisor,  or the  Trust may  request,  the  Sub-Advisor  will  furnish  the
     requesting   party  reports  on  portfolio   transactions  and  reports  on
     Sub-Advisor  Assets  held  in the  portfolio,  all in  such  detail  as the
     Advisor,  its  consultant(s)  or the  Trust  may  reasonably  request.  The
     Sub-Advisor  also will  inform the  Advisor in a timely  manner of material changes in portfolio  managers  responsible  for  Sub-Advisor  Assets,  any material changes in the ownership or management of the  Sub-Advisor,  or of material  changes  in the  control  of  the  Sub-Advisor.  Upon  reasonable request,  the Sub-Advisor will make available its officers and employees to meet with the Trust's Board of Trustees to review the Sub-Advisor Assets.

          Upon request,  the Sub-Advisor  also will provide such  information or perform such additional acts as are reasonably and customarily  provided or performed by a Sub-Advisor and may be required for a Fund or the Advisor to comply with their respective  obligations under applicable laws, including, without  limitation,  the  Code,  the  1940  Act,  the  Advisers  Act,  the
     Securities Act of 1933, as amended (the  "Securities  Act") and any federal or state securities laws, and any rule or regulation thereunder.

          (i) Custody  Arrangements.  The Sub-Advisor shall on each business day provide the  Advisor,  its  consultant(s)  and the Trust's  custodian  such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

          (j)  Historical  Performance  Information.  The  Advisor  may  request performance  information  for a specific  use  subject to  approval  by the
     Sub-Advisor.

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Expenses.  During the term of this Agreement,  Sub-Advisor  will pay all expenses  incurred by it in connection with its activities  under this Agreement other than the cost of securities,  commodities and other investments (including brokerage  commissions and other  transaction  charges,  if any) purchased for a
Fund. The  Sub-Advisor  shall, at its sole expense,  employ or associate  itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this Agreement.  The Trust or the Advisor,  as the case  may  be,  shall  reimburse  the  Sub-Advisor  for any  expenses  as may be reasonably  incurred  by the  Sub-Advisor,  at the request of and on behalf of a
Fund or the Advisor.  The Sub-Advisor shall keep and supply to the Trust and the
Advisor reasonable records of all such expenses.

     5.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month, from the Trust on behalf of the Fund(s), calculated at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

     6.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

          (a) The  Sub-Advisor is registered as an investment  Advisor under the
     Advisers Act;

          (b) The Sub-Advisor is a limited  liability company duly organized and validly  existing under the laws of the State of Delaware with the power to own and  possess  its assets and carry on its  business  as it is now being conducted;

          (c) The execution, delivery and performance by the Sub-Advisor of this
     Agreement are within the Sub-Advisor's powers and have been duly authorized by all necessary action on the part of its Board of Directors and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official  is  required on the part of the  Sub-Advisor  for the  execution, delivery and  performance  by the  Sub-Advisor of this  Agreement,  and the execution, delivery and performance by the Sub-Advisor of this Agreement do not  contravene  or  constitute  a  default  under  (i)  any  provision  of applicable  law,  rule or  regulation,  (ii)  the  Sub-Advisor's  governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor
     (a copy of which is attached as Exhibit B to this  Agreement) is a true and complete  copy  of the  form  as  currently  filed  with  the  SEC  and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they were made,  not  misleading.  The  Sub-Advisor  will  promptly  provide the
     Advisor and the Trust with a complete copy of all subsequent  amendments to its Form ADV.

     7.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The  Advisor is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The Advisor is a corporation  duly organized and validly  existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The  execution,  delivery and  performance  by the Advisor of this
     Agreement are within the Advisor's  powers and have been duly authorized by all  necessary  action  on the part of its  Board of  Directors  and by the
     Trust,  and no action by or in respect of, or filing with, any governmental body,  agency or  official  is  required on the part of the Advisor for the execution,  delivery and performance by the Advisor of this Agreement,  and the execution, delivery and performance by the Advisor of this Agreement do not  contravene  or  constitute  a  default  under  (i)  any  provision  of
     applicable   law,  rule  or  regulation,   (ii)  the  Advisor's   governing
     instruments or the Trust's governing  instruments,  or (iii) any agreement, judgment,  injunction,  order,  decree or other instrument binding upon the
     Advisor or the Trust;

          (d) The Form ADV of the Advisor as provided  to the  Sub-Advisor  is a true and complete copy of the form as currently  filed with the SEC and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they were made, not misleading;

          (e)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's  Form ADV (a copy of which is attached as Exhibit B) prior to the execution of this Agreement; and

          (f) The  Advisor  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Advisor to enter into this Agreement.

     8. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 6 and 7,  respectively,  shall  survive for the duration of this  Agreement  and the  parties  hereto  shall  promptly  notify each other in writing  upon  becoming  aware  that any of the  foregoing  representations  and warranties are no longer true.

     9. Liability and Indemnification.

          (a)  Liability.  The duties of the  Sub-Advisor  shall be  confined to those expressly set forth herein,  with respect to the Sub-Advisor  Assets.
     The  Sub-Advisor  shall  not be  liable  for any  loss  arising  out of any investment hereunder, except a loss resulting from willful misfeasance, bad faith or  negligence  in the  performance  of its  duties,  or by reason of reckless  disregard of its obligations and duties hereunder,  except as may otherwise be provided under provisions of applicable state law which cannot be  waived  or  modified  hereby.  (As  used in this  Section  9,  the term
     "Sub-Advisor"  shall  include  managers,   officers,  employees  and  other
     corporate agents of the Sub-Advisor as well as that company itself).

          (b) Indemnification.  The Sub-Advisor shall indemnify the Advisor, the
     Trust  and each  Fund,  and their  respective  affiliates  and  controlling persons for any  liability and expenses,  including  reasonable  attorneys'
     fees,  which  the  Advisor,  the  Trust  or a  Fund  and  their  respective affiliates  and  controlling  persons  may  sustain  as  a  result  of  the
     Sub-Advisor's  willful  misfeasance,   bad  faith,   negligence,   reckless
     disregard  of  its  duties   hereunder  or  violation  of  applicable  law,
     including,  without  limitation,  the  federal and state  securities  laws.
     Notwithstanding any other provision in this Agreement, the Sub-Advisor will indemnify  the  Advisor,  the Trust  and each  Fund,  and their  respective
     affiliates  and  controlling   persons  for  any  liability  and  expenses,
     including  reasonable  attorneys' fees, to which they may be subjected as a result  of  their  reliance  upon  and  use of the  historical  performance calculations  provided  by the  Sub-Advisor  concerning  the  Sub-Advisor's composite account data or historical  performance  information on similarly managed  investment  companies  or accounts,  except that the Advisor,  the
     Trust and each Fund and their respective affiliates and controlling persons shall  not be  indemnified  for a loss  or  expense  resulting  from  their negligence  or  willful  misconduct  in using  such  numbers,  or for their
     failure  to  conduct   reasonable   due  diligence  with  respect  to  such
     information.

          The Advisor shall  indemnify the  Sub-Advisor,  its affiliates and its controlling persons,  for any liability and expenses,  including reasonable attorneys'  fees,  howsoever  arising  from,  or in  connection  with,  the
     Advisor's  breach of this Agreement or its  representations  and warranties herein;  provided,  however,  that the Sub-Advisor shall not be indemnified for any  liability  or expenses  which may be  sustained as a result of the
     Sub-Advisor's  willful  misfeasance,   bad  faith,   negligence,   reckless
     disregard  of  its  duties   hereunder  or  violation  of  applicable  law,
     including, without limitation, the federal and state securities laws.

     10. Duration and Termination.

          (a) Duration.  This  Agreement,  unless sooner  terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached hereto remain in effect from the date first written above (the "Effective Date."), until two years from the Effective  Date,  and  thereafter for periods of one year so long as such  continuance  thereafter  is  specifically  approved  at least annually  (a) by the vote of a majority of those  Trustees of the Trust who are not interested  persons of any party to this Agreement,  cast in person at a meeting called for the purpose of voting on such approval,  and (b) by the Trustees of the Trust,  or by the vote of a majority of the outstanding voting  securities  of each Fund  (except  as such vote may be  unnecessary pursuant  to relief  granted  by an  exemptive  order  from the  SEC).  The foregoing  requirement  that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner  consistent with the 1940 Act and the rules and regulations thereunder.

          (b)  Termination.  This  Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (1) the vote of a majority of the Trustees of the Trust or by the Advisor,  in each case,  on not less than 30 days written notice to the Sub-Advisor,  or (2) by any party hereto immediately  upon  written  notice to the other  parties  in the event of a breach of any provision to this Agreement by any of the parties,  or (3) by the Sub-Advisor at any time without the payment of any penalty, on not less than 30 days written notice to the Advisor and the Trust.

          This Agreement  shall not be assigned  (within the meaning of the 1940
     Act) and shall  terminate  automatically  in the event of its assignment or upon the termination of the Advisory Agreement.  The parties agree that the completion of any aspect of the series of transactions collectively defined above  as the  Transaction  shall  not  constitute  an  assignment  of this
     Agreement  under the 1940 Act. In the event that there is a proposed change in control of the Sub-Advisor  which would act to terminate this Agreement, if a vote of shareholders  to approve  continuation of this Agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act, or any  rule or  regulation  thereunder,  Sub-Advisor  agrees  to  assume  all reasonable costs associated with soliciting shareholders of the appropriate
     Fund(s)  of the Trust,  to approve  continuation  of this  Agreement.  Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies.

          This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     11.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board  of  Trustees  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such approval is required by applicable law, and unless  otherwise permitted  pursuant  to  exemptive  relief  granted by the SEC, by a vote of the majority of a Fund's outstanding securities.

     12.  Confidentiality.  Subject to the duties of the Advisor, the Trust (and each Fund),  and the Sub-Advisor to comply with  applicable  law,  including any demand of any regulatory or taxing  authority having  jurisdiction,  the parties hereto shall treat as confidential all information  pertaining to a Fund and the actions  of the  Sub-Advisor,  the  Advisor,  the  Trust,  and a Fund in respect thereof.  In  accordance  with  Section  248.11  of  Regulation  S-P  (  17  CFR
248.1-248.30),   Sub-Advisor  will  not  directly,   or  indirectly  through  an
affiliate, disclose any non-public personal information,  except as permitted or required  by law , as  defined  in Reg.  S-P,  received  from  the  Trust or the
Advisor,  regarding any  shareholder,  to any person that is not affiliated with the  Trust  or with  Sub-Advisor,  and,  provided  that,  any  such  information disclosed to an affiliate of Sub-Advisor  shall be under the same limitations on non-disclosure.

     13.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

                  (a)      If to the Advisor:
                           AssetMark Investment Services, Inc.
                           2300 Contra Costa Blvd., Suite 425
                           Pleasant Hill, CA 94523-3967
                           Attn:  Ronald D. Cordes

                  (b)      If to the Sub-Advisor:
                           Adelante Capital Management LLC
                           1995 University Avenue #550
                           Berkeley, CA 94704
                           Attn:  Contract Compliance Officer

     14. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware,  without regard to conflict of law principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     15. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     16. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     17. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     18. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     19.  Nonexclusive.  The  services  of the  Sub-Advisor  to the  Advisor  in connection  with the Fund  hereunder  are not to be  deemed  exclusive,  and the
Sub-Advisor  shall be free to render  similar  services to others so long as its services  hereunder are not impaired thereby.  It is understood that the persons employed by the Sub-Advisor to assist in the performance of its duties hereunder will not devote their full time to such services and nothing hereunder contained shall be deemed to limit or restrict the right of the  Sub-Advisor  to engage in or devote  time and  attention  to other  businesses  or to render  services  of whatever kind or nature.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                     ADVISOR
                                     AssetMark Investment Services, Inc.

                                     By:_________________________________
                                     Name: Ronald D. Cordes
                                     Title: President

                                     SUB-ADVISOR
                                     Adelante Capital Management LLC

                                     By:_________________________________
                                     Name:
                                     Title:

                                    EXHIBIT A

                              SUBADVISORY AGREEMENT

                   BETWEEN ASSETMARK INVESTMENT SERVICES, INC.
                       AND Adelante Capital Management LLC

                      ASSETMARK REAL ESTATE SECURITIES FUND

FEE SCHEDULE
------------

         ASSETS                                      COMPENSATION
         ------                                      -------------

         ______%  of Sub-Advisor Assets              40 basis points

                                    EXHIBIT B

                         Adelante Capital Management LLC

                                    FORM ADV

                                 (See Attached)

                                   SCHEDULE A
                                   ----------

                        Investment Management Guidelines
                         Adelante Capital Management LLC
                                      REIT

The Fund (including Sub-Advisor Assets) should be managed in accordance with the guidelines  established in the Prospectus and SAI. The Sub-Advisor Assets should also be managed in accordance with the following specific guidelines:

1.   Investment Objective

     The  objectives of the  Sub-Advisor  Assets,  established in support of the objectives of the total Fund, are:

     o    Over the long-term (10 years),  the  Sub-Advisor  Assets should earn a net rate of return 5% over the inflation rate, as measured by the CPI.

     o    Over the medium-term  (business or market cycles of 3 to 7 years), the
          Sub-Advisor Assets should earn a gross rate of return 200 basis points greater than the NAREIT Equity Index.

2.   Allowable Investments

     Sub-Advisor  Assets  should  consist  primarily of U.S.  real estate equity securities. The following instruments are allowed:

     o    Real Estate Equity Securities (REITs)

     o    Preferred Shares of real estate companies

     o    Convertible Debt securities of real estate companies

3.   Portfolio Characteristics

     o    The Fund  should  invest at least 80% of its net  assets in U.S.  real estate equity securities.

     o    The Sub-Advisor  Assets should be invested primarily in a portfolio of real estate  investment trusts and other real estate  securities.  The portfolio may invest in equity, mortgage and hybrid REITs.

     o    The  majority of the  Sub-Advisor  Assets will  consist of  securities issued by equity REITs. The portfolio will not invest more than 10% of its assets in mortgage REITs under normal circumstances.

     o    May invest up to 10% in private placements.

     o    There  is no  limit  on  the  use  of  convertible  securities  in the
          Sub-Advisor  Assets.  Convertible  bonds and stocks will be considered relative to the underlying  common stocks and will be viewed as equity commitments.  The Fund may invest in convertible  securities  that are rated, at the time of purchase, in the three highest rating categories by a nationally  recognized  statistical  rating  organization such as
          Moody's or S&P, or if unrated, are determined by the sub-advisor to be of comparable  quality.  Ratings represent the rating agency's opinion regarding  the  quality of the  security  and are not a  guarantee  of quality. Should the rating of a security be downgraded subsequent to a
          Fund's purchase of the security, the adviser will determine whether it is in the best interest of the Fund to retain the security.

     o    Cash  will  normally  range  from 0% to  10%.  It is  understood  that
          Sub-Advisor  should  attempt to minimize the percentage of cash in the portfolio.

     o    No more  than  10% of the  value  of the  Sub-Advisor  Assets  will be invested  in any single  security,  except for any  position in Equity
          Office  Properties,  (EOP),  and with the  exception of U.S.  Treasury obligations.

4.   Prohibited Investments

     o    There are to be no: short sales;  trading on margin;  purchase or sale of options;  purchase or sale of warrants  unless  distributed  by the company as a payout; or purchase or sale of futures contracts; without the prior  written  consent of the Advisor.

     o    No purchases are to be made of any  securities of the  Sub-Advisor  or any of its affiliates.

5.   Reporting and Notification

     Daily reporti ng shall include  security  positions in the Fund.  Quarterly reporting  shall include  investment  performance  and notice of changes in organizational structure, ownership and key personnel of the firm.

6.   Guideline Review

     Lend Lease Rosen shall be responsible for reviewing  these  guidelines with the client or its  consultant at least  annually to assure that they remain appropriate.

Notwithstanding  anything to the contrary in this  Agreement,  in the event of a conflict  between  this  Schedule  A and  the  Real  Estate  Securities  Series'
registration statement filed with the SEC, as amended and supplemented from time to time  (collectively,  the  "Prospectus"),  the term of the  Prospectus  shall govern.

                                   SCHEDULE B
                                   ----------

Current  Allocation:  ____  percent of the assets of the  AssetMark  Real Estate
Securities Fund.